Exhibit 10.1

EXECUTION COPY

SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”) is entered into as of this 22nd day of October, 2012 by and among Polycom, Inc., a Delaware corporation (“Seller”), Mobile Devices Holdings, LLC, a Delaware limited liability company (“Buyer”) and Sun Capital Partners V, L.P., a Cayman Islands exempted limited partnership (“Sun Capital”). Each of Seller, Buyer and Sun Capital may be referred to herein as a “Party” and referred to collectively herein as the “Parties”.

RECITALS

WHEREAS, Buyer and Seller are party to that certain Purchase and Sale Agreement dated May 10, 2012 (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meaning set forth in the Purchase Agreement.

WHEREAS, in connection disputes arising under the Purchase Agreement, on August 21, 2012, Seller filed a complaint against Sun Capital and Buyer with the Court of Chancery of the State of Delaware (the “Court”), and on August 29, 2012, Sun Capital and Buyer filed a response and counter-claim against Seller. The matter designated as Polycom, Inc. v. Sun Capital Partners V, L.P. and Mobile Devices Holdings, LLC, C.A. No. 7803-VCP is referred to herein as the “Delaware Case”.

WHEREAS, the Parties desire to enter into this Agreement to provide full settlement and release of all claims or potential claims between the Parties regarding the matters in dispute in the Delaware Case.

NOW, THEREFORE, in consideration of the agreements, promises, releases and mutual covenants contained herein, and other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, and with the intent to be legally bound hereby, the Parties agree as follows:

TERMS AND CONDITIONS

1.	Dismissal of the Delaware Case. Within two (2) two business days of the date hereof, the Parties will:

(a)	file the appropriate papers in the Delaware Case to notify the Court of the settlement and, as necessary, its terms; and

(b)	file the appropriate papers in the Delaware Case to dismiss those proceedings with prejudice and without cost.

2.	Amendment of Transaction Agreements. The Parties will, concurrently with and as a condition to giving effect to this Agreement, duly execute the following agreements, each in the form attached hereto:

(a)	Amendment No. 1 to Purchase and Sale Agreement;

(b)	Amendment No. 1 to Transition Services Agreement;

(c)	Acknowledgement with respect to Equity Commitment Letter regarding Estimated Adjusted Purchase Price and Equity Commitment Letter regarding Post-Closing Purchase Price Adjustment;

(d)	Equity Commitment Letter regarding EBITDA contingent payment;

(e)	Termination of Side Letter; and

(f)	Termination of Equity Commitment Letter regarding Additional Payments.

3.	Withdrawal of Termination Notice. Buyer hereby withdraws its termination notice delivered to Seller on September 10, 2012.

4.	Dismissals And Releases.

(a)	Seller, on behalf of itself and all of its Subsidiaries, Affiliates, divisions, subdivisions, administrators, predecessors, successors, assigns, officers, directors, managers, attorneys, shareholders, principals, employees, representatives, attorneys, consultants and agents (collectively, the “Seller Parties”) hereby fully, finally and forever release, acquit and discharge Sun Capital and Buyer and all of their respective past, present and future Subsidiaries, Affiliates, divisions, subdivisions, administrators, predecessors, successors, assigns, officers, directors, managers, attorneys, shareholders, principals, employees, representatives, attorneys, consultants, and agents (collectively, the “Buyer Parties”), of and from any and all claims, counterclaims, actions, causes or rights of action, suits, debts, sums of money, liabilities, damages, losses, covenants, contracts, agreements, promises, assertions, allegations, contentions, controversies and demands of any kind or nature whatsoever, whether at law or in equity, that the Seller Parties now have, ever had or may have had, whether directly or in a representative or any other capacity, for, upon or by reason of any act, omission or other matter, cause or thing arising out of or relating to the negotiation, execution, delivery or performance of the Purchase Agreement or the transactions contemplated thereby, from the beginning of the world to the date of execution of this Agreement, whether such matters, causes or things, or the consequences thereof, are known or unknown, suspected or unsuspected, anticipated or unanticipated, hidden or concealed, disclosed or undisclosed, accrued or unaccrued, material or immaterial, matured or unmatured, contingent or absolute (collectively, the “Seller Claims”), it being understood and agreed that nothing herein shall preclude any Party from enforcing the terms of (i) this Agreement, or (ii) the Purchase Agreement, the other Transaction Agreements and the other agreements contemplated thereby (including the Equity Commitment Letters), each as amended by the agreements listed in Section 2 hereof, except that no Seller Claims released pursuant to this Agreement shall be the basis for any claim of breach of the Purchase Agreement, as amended.

Seller represents and warrants that it is not aware of any claim by it other than the claims that are released by this release. Seller acknowledges that Seller may hereafter discover claims or facts in addition to or different than those which Seller now knows or believes to exist with respect to the subject matter of this release and which, if known or suspected at the time of entering into this release, may have materially affected this release and its decision to enter into it. Nevertheless, Seller hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Seller hereby expressly waives any and all rights and benefits confirmed upon Seller by California Civil Code Section 1542, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Being aware of such provision of law, Seller agrees to expressly waive any rights Seller may have thereunder, as well as under any other statute or common law principles of similar effect.

(b)	Each of Buyer and Sun Capital, on behalf of the Buyer Parties hereby fully, finally and forever releases, acquits and discharges the Seller Parties, of and from any and all claims, counterclaims, actions, causes or rights of action, suits, debts, sums of money, liabilities, damages, losses, covenants, contracts, agreements, promises, assertions, allegations, contentions, controversies and demands of any kind or nature whatsoever, whether at law or in equity, that the Buyer Parties now have, ever had or may have had, whether directly or in a representative or any other capacity, for, upon or by reason of any act, omission or other matter, cause or thing arising out of or relating to the negotiation, execution, delivery or performance of the Purchase Agreement or the transactions contemplated thereby, from the beginning of the world to the date of execution of this Agreement, whether such matters, causes or things, or the consequences thereof, are known or unknown, suspected or unsuspected, anticipated or unanticipated, hidden or concealed, disclosed or undisclosed, accrued or unaccrued, material or immaterial, matured or unmatured, contingent or absolute (collectively, the “Buyer Claims”), it being understood and agreed that nothing herein shall preclude any Party from enforcing the terms of (i) this Agreement, or (ii) the Purchase Agreement, the other Transaction Agreements and the other agreements contemplated thereby (including the Equity Commitment Letters), each as amended by the agreements listed in Section 2 hereof, except that no Buyer Claims released pursuant to this Agreement shall be the basis for any claim of breach of the Purchase Agreement, as amended.

Each of Buyer and Sun Capital represents and warrants that it is not aware of any claim by it other than the claims that are released by this release. Each of Buyer and Sun Capital acknowledges that it may hereafter discover claims or facts in addition to or different than those which it now knows or believes to exist with respect to the subject matter of this release and which, if known or suspected at the time of entering into this release, may have materially affected this release and its decision to enter into it. Nevertheless, Each of Buyer and Sun Capital hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Each of Buyer and Sun Capital hereby expressly waives any and all rights and benefits confirmed upon Buyer by California Civil Code Section 1542, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Being aware of such provision of law, Each of Buyer and Sun Capital agrees to expressly waive any rights it may have thereunder, as well as under any other statute or common law principles of similar effect.

(c)	Nothing in this Agreement shall release or discharge any claims for breach of the obligations and undertakings made pursuant to this Agreement, or preclude the Parties from bringing a suit solely to enforce the terms of this Agreement.

5.	Representations And Warranties. Each Party represents and warrants that (i) the Person executing this Agreement on behalf of the Party has full power and authority to execute and deliver this Agreement, (ii) assuming the due authorization, execution and delivery by the other Parties, this Agreement has been duly and validly executed and delivered by such Party, and (iii) this Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other similar Laws or general application affecting the rights and remedies of creditors, and to general principles of equity.

6.	Training. After the execution of Amendment No. 1 to the Purchase and Sale Agreement and prior to the Closing, Seller will provide two (2) consecutive weeks of training to Buyer’s employees consistent with the training requirements set forth in the Transition Services Agreement in a manner reasonably satisfactory to Buyer; provided, that the Parties agree and acknowledge that certain training may need to be repeated due to potential changes in Buyer’s employee base and passage of time.

7.	Confidentiality. The Parties agree that the substance and terms of, but not the fact of, this Agreement shall remain confidential, and shall not be disclosed by any Party except: (a) as may be required to enforce the terms of this Agreement or as may otherwise be required by Law; (b) as may be required to be reported or filed by Seller in its periodic reports filed with the Securities and Exchange Commission; and (c) to the Parties’ respective attorneys, auditors, accountants, trustees, and/or financial advisors on a confidential need to know basis only.

8.	Further Assurances. In the event that at any time any further action is necessary to effectuate this Agreement, each of the Parties will take such further action (including the execution and delivery of any further instruments and documents related to this Agreement) as any of the other Parties hereto reasonably may request

9.	Attorney’s Fees And Costs. Each of the Parties agree that it is responsible for its own respective fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers, expert witnesses and other representatives and consultants) incurred in connection with the Delaware Case and the negotiation of this Agreement and the performance of its obligations hereunder.

10.	Advice Of Counsel. Each Party has reviewed this Agreement with independent legal counsel of the Party’s own choice, and acknowledges that in executing this Agreement the Party is relying solely on the Party’s own judgment, belief, and knowledge and upon the advice and recommendation of the Party’s counsel concerning the nature, extent, and duration of the Party’s rights and obligations deriving from this Agreement.

11.	Agreement Mutually Prepared. This Agreement shall be deemed to have been mutually prepared by the Parties and shall not be construed against any of them by reason of authorship.

12.	Final Agreement. This Agreement constitutes the complete, final, and exclusive statement of each and every term and provision agreed to by and among the Parties with respect to the subject matter hereof and is not subject to any condition not provided herein. This Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, understandings or discussions between the Parties and/or their respective counsel with respect to the subject matter covered hereby. This Agreement shall not be subject to any change, modification, amendment, or addition without the express written consent of counsel on behalf of all Parties.

13.	Successors And Assigns. All covenants and agreements and other provisions set forth in this Agreement and made by or on behalf of either Party shall bind and inure to the benefit of the successors, heirs and permitted assigns of such party, whether or not so expressed.

14.	Severability. If any clause or provision of this Agreement is determined by any tribunal, court, or arbitrator to be illegal, invalid or unenforceable, it is the intention of the Parties to reach agreement to terms that will lawfully carry out the intended purpose of any such clause or provision, and to take such action as may be necessary to do so. The Parties further intend that the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

15.

Notice Provision. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered personally, (ii) the next Business Day, if sent by a nationally-recognized overnight delivery service (unless the records of the delivery service indicate otherwise), (iii) three Business Days after deposit in the United States mail, certified and with proper postage prepaid, addressed as follows; or (iv) upon delivery if sent by electronic mail or facsimile during a Business Day (or on the next Business Day if sent by electronic mail or facsimile after the close of normal business hours or on a non-Business Day):

(i)	if to Buyer, to:

Mobile Devices Holdings, LLC

c/o Sun Capital Partners, Inc.

5200 Town Center Circle, Suite 600

Boca Raton, FL 33486

Attention: C. Deryl Couch, Matthew Garff and Kurt Lentz

Facsimile: [Fax Number]

Email: [Email Addresses]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention: Douglas C. Gessner, P.C., Jeremy Liss and Rachel Masory

Facsimile: [Fax Number]

Email: [Email Addresses]

(ii)	if to Sun Capital, to:

Sun Capital Partners V, L.P.

c/o Sun Capital Partners, Inc.

5200 Town Center Circle, Suite 600

Boca Raton, FL 33486

Attention: C. Deryl Couch, Matthew Garff and Kurt Lentz

Facsimile: [Fax Number]

Email: [Email Addresses]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention: Douglas C. Gessner, P.C., Jeremy Liss and Rachel Masory

Facsimile: [Fax Number]

Email: [Email Addresses]

(iii)	if to Seller, to:

Polycom, Inc.

4750 Willow Road

Pleasanton, California 94588

Attention: Sayed Darwish, General Counsel

Facsimile: [Fax Number]

Email: [Email Address]

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

Attention: Mark Bertelsen, Melissa Hollatz and Michael Ringler

Facsimile: [Fax Number]

Email: [Email Addresses]

Any party or other recipient may from time to time change its contact information for purposes of this Agreement by giving notice of such change as provided herein.

16.	Time Of The Essence. Time is of the essence with respect to all provisions of this Agreement.

17.	Governing Law. This Agreement, including the validity hereof and the rights and obligations of the Parties hereunder, shall be construed in accordance with and governed by the Laws of the State of Delaware applicable to contracts made and to be performed entirely in such state without giving effect to the conflicts of Laws principles thereof.

18.	Jurisdiction And Venue. The Parties agree that any and all disputes arising out of this Agreement shall be heard by the Court and that the Court shall retain jurisdiction to enforce the terms of this Agreement. The Parties hereby waive any rights each may have to assert the doctrine of forum non conveniens or to object to venue to the extent that any proceeding is brought in accordance with this Section.

19.

Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in two or more counterparts and by the different Parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of Electronic Delivery shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

* * * * * * * *

IN WITNESS WHEREOF, the undersigned have executed this Settlement Agreement as of the 22nd day of October, 2012.

SUN CAPITAL PARTNERS V, L.P.

By:	Sun Capital Advisors V, L.P.
Its:	General Partner

By:	Sun Capital Partners V, Ltd.
Its:	General Partner

By:	/s/ Rodger R. Krouse
Name: Rodger R. Krouse
Title: Co-CEO

MOBILE DEVICES HOLDINGS, LLC

By:	/s/ Matthew Garff
Name: Matthew Garff
Title: Vice President and Assistant Secretary

POLYCOM, INC.

By:	/s/ Sayed Darwish
Name: Sayed Darwish
Title: General Counsel